Exhibit 4.11

Deed of Variation

State of Queensland, represented by the Department of Employment, Economic Development, and Innovation, Brisbane, 4000 (ABN 24 830 236 406)

and

eco-Kinetics Pty Ltd
(ABN 56 123 950 256)

Deed of Variation

Table of Contents

1.	Definitions and Interpretation	3
2.	Variation of Principal Agreement	3
3.	Costs	4
4.	Further Assurances	4
5.	Governing Law and Jurisdiction	4
6.	Annexure	5

Parties

1.	State of Queensland, represented by the Department of Employment, Economic Development and Innovation, Brisbane, 4000 (ABN 24 830 236 406) (“the State”)

2.	eco-Kinetics Pty Ltd of Unit 6, 6 Quinns Hill Road East, Stapylton, Queensland 4207 (ABN 56 123 950 256) ("the Grantee")

Recitals

A	The State and the Grantee entered into a Regional Queensland Investment Incentives Scheme Agreement on 17 December 2010 relating to the establishment of a photo-voltaic module manufacturing project in Stapylton, Queensland, including module assembly, testing and certification for international standards ("Principal Agreement").

B	The State and the Grantee have agreed to vary the Principal Agreement as set out in this Deed.

IT IS AGREED as follows.

1.	Definitions and Interpretation

1.1	Definitions

Deed means this deed and any annexures or schedules to it.

Definitions in the Principal Agreement apply in this Deed unless the context requires otherwise or the relevant term is defined in this Deed.

1.2	Interpretation

Clause 1.2 of the Principal Agreement applies as if incorporated in this Deed.

2.	Variation of Principal Agreement

2.1	The State and the Grantee agree that the Principal Agreement will be amended from the date of this Deed, which is the date the last Party to this Deed signs the Deed, to the extent expressly set out in the annexure.

2.2	In all other respects, the terms of the Principal Agreement continue to apply.

2.3	The variation of the Principal Agreement shall not be taken to prejudice any rights or obligation of the parties arising prior to the date of this Deed.

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Deed of Variation	eco-Kinetics Pty Ltd

3.	Costs

Each party must bear its own costs arising out of the preparation of this Deed.

4.	Further Assurances

Each party must take all steps, execute all documents and do everything reasonably required by any other party to give effect to any of the transactions contemplated by this Deed.

5.	Governing Law and Jurisdiction

This Agreement is governed by the laws of Queensland. The parties submit to the non-exclusive jurisdiction of courts exercising jurisdiction there.

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Deed of Variation	eco-Kinetics Pty Ltd

6.	Annexure

Schedule 1 (Reference Schedule) and Schedule (Project Development Program) of the Principal Agreement are deleted and replaced with the respective schedules set out below:

Schedule 1 - Reference Schedule

Grantee:	Name: eco-Kinetics Pty Ltd

ABN: 56 123 950 256

Head Office Address: Unit 6, 6 Quinns Hill Road East,
Stapylton, Queensland, 4207.

Registered Address: as above

Phone: +617 3441 4200

Email: rmcelhinney@eco-kinetics.com

Fax: +617 3386 1589

Attention: Mr Rick McElhinney

Commercial Group Manager, eco-Kinetics Pty Ltd

Project:	Establishment of a photo-voltaic module manufacturing project in Stapylton, Queensland, including module assembly, testing and certification for international standards.

Facility:	Solar Module Assembly and Manufacturing Facility

Site:	Stapylton, Queensland

Project Commencement Date:	1 November 2010

Operations Commencement Date:	31 May 2012

End Date:	28 February 2017

Other Pre-Conditions:	N/A

Required Capital Expenditure (excl GST):	$3,295,000

Expected Capital Expenditure:	N/A

Eligible Employees (full-time equivalent):	244

Base Employees (full-time equivalent):	33

Excluded Employees (full-time equivalent):	33 (as above)

Other Excluded Employees (full-time equivalent):	N/A

Key Personnel:	Rick McElhinney

Total Grant (excl GST):	$1,200,000 (Cash Grant) + $1,400,000 (Payroll Tax) = $2,600,000

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Deed of Variation	eco-Kinetics Pty Ltd

Cash Grant (excl GST):	Maximum aggregate amount over the Term: $1,200,000

Contract Performance Guarantee:	$1,320,000 (including GST)

Approved Purpose (excl GST):	The Cash Grant may be used for the following Approved Purpose:

Up to $1,200,000 to defray part or all of the costs associated with the establishment of the project, for

		-	part or all of the costs in relation to fit out costs,

		-	capital and equipment,

		-	costs associated with the recruitment of new Employees (limited to a maximum $30,000 per employee); and

		-	to defray part or all of the costs associated with the training of staff (limited to a maximum $15,000 per employee).

such Cash Grant to be payable by the State as follows:

	(i)		$576,793.31 (excluding GST) - following execution of this Deed; and

	(ii)		the balance of the Cash Grant - on the later of the Grantee providing evidence, satisfactory to the State, that the Grantee has:

			-	commenced commercial operations for the Project at the Site;

			-	expended a total Capital Expenditure of at least $1,200,000 (excluding GST); and

			-	employed at least 42 Eligible Employees above the Base Employee Number;

Land Tax Terms (excl GST):	N/A

Payroll Tax Terms (excl GST):	Maximum aggregate amount: $1,400,000.

Qld payroll tax paid over the Term (subject to the Period) for:
Eligible Employees (Excluding the Base Employee Number and Excluded Employees).

Period: 31 May 2012 to 30 May 2016.

Rate of reimbursement:

(a) 100% reimbursement for the first year (31 May 2012 to 30 May 2013)
(b) 100% reimbursement for the second year (31 May 2013 to 30 May 2014)
(c) 100% reimbursement for the third year (31 May 2014 to 30 May 2015)
(d) 100% reimbursement for the fourth year (31 May 2015 to 30 May 2016).

The Parties acknowledge that the State is not obliged to make any reimbursements of payroll tax to the Grantee until such time as the Grantee has provided satisfactory evidence to the State that it has employed at least 51 Eligible Employees above the Base Employee Number.

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Deed of Variation	eco-Kinetics Pty Ltd

Stamp Duty Terms (excl GST):	N/A

Reporting Date:	A Periodic Report must be provided within 20 Business Days of each of the following dates:

	(a)	30 September 2012

	(b)	1 July 2013

	(c)	1 July 2014

	(d)	1 July 2015

	(e)	1 July 2016

30 November 2016 for final Periodic Report.

Insurance Cover Required:	•	Public liability insurance for the amount of $10,000,000 in respect of any individual claim.

	•	Workers' compensation insurance for the Grantee's Employees in accordance with the Workers' Compensation and Rehabilitation Act 2004 (Q1d).

	•	General Insurance in respect of all property (in which the Grantee has an insurable interest) for the full reinstatement value, that is used in connection with the Project, including all buildings, fixtures and fittings and contents contained thereon or therein, against all loss and damage caused by or resulting from accident, fire, theft, malicious damage or storms and any other insurable risk which property of a similar nature is commonly insured against.

	•	Professional indemnity insurance for the amount of $10,000,000 covering the Grantee and its Employees in respect of any individual claim.

Other Special Conditions:	N/A

Other Default Events:	N/A

Other Suspension Events:	N/A

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Deed of Variation	eco-Kinetics Pty Ltd

Schedule 2 — Project Development Program

Milestone Date	Performance Criteria

31 May 2012	Commence commercial operations of the Project to an extent satisfactory to the State; and

Employ and maintain 12 Eligible Employees above the Base Employee Number.

30 September 2012	Submission of the first Periodic Report;

Employ and maintain 33 Eligible Employees above the Base Employee Number (an additional 21 Eligible Employees above the previous milestone); and

Expend a minimum Required Capital Expenditure of $900,000 (excluding GST)

31 December 2012	Employ and maintain 42 Eligible Employees above the Base Employee Number (an additional 9 Eligible Employees above the previous milestone); and

Expend a minimum Required Capital Expenditure of $1,200,000 (excluding GST) (an additional $300,000 above the previous milestone cumulative total of $900,000)

31 March 2013	Employ and maintain 51 Eligible Employees above the Base Employee Number (an additional 9 Eligible Employees above the previous milestone).

1 July 2013	Submission of the second Periodic Report

31 December 2013	Employ and maintain 120 Eligible Employees above the Base Employee Number (an additional 69 Eligible Employees above the milestone cumulative total of 51 Eligible Employees due on 31 March 2013); and

Expend a minimum Required Capital Expenditure of $1,300,000 (excl GST) (an additional $100,000 above the milestone cumulative total of $1,200,000 due on 31 December 2012)

1 July 2014	Submission of the third Periodic Report

31 December 2014	Employ and maintain 182 Eligible Employees above the Base Employee Number (an additional 62 Eligible Employees above the milestone cumulative total of 120 Eligible Employees due on 31 December 2013); and

Expend a minimum Required Capital Expenditure of $1,915,000 (excl GST) (an additional $615,000 above the milestone cumulative total of $1,300,000 due on 31 December 2013)

1 July 2015	Submission of the fourth Periodic Report

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Deed of Variation	eco-Kinetics Pty Ltd

31 December 2015	Employ and maintain 244 Eligible Employees above the Base Employee Number (an additional 62 Eligible Employees above the milestone cumulative total of 182 Eligible Employees) until the End Date; and

Expend a minimum Required Capital Expenditure of $2,530,000 (excl GST) (an additional $615,000 above the milestone cumulative total of $1,915,000 due on 31 December 2014)

1 July 2016	Submission of the fifth Periodic Report

30 September 2016	Maintain 244 Eligible Employees above the Base Employee Number until the End Date; and

Expend a the Required Capital Expenditure of $3,295,000 (excl GST) (an additional $765,000 above the milestone cumulative total of $2,530,000 due on 31 December 2015)

30 November 2016	Submission of the final Periodic Report

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Deed of Variation	eco-Kinetics Pty Ltd

EXECUTED as a deed.		/s/ Leigh Roach

SIGNED SEALED AND DELIVERED on	)
behalf of the State of Queensland through	)
the Department of Employment, Economic	)
Development and Innovation by:	)
)
LEIGH ROACH	)
(Name of delegate))
)
A/g Deputy Director	)
(Position of delegate) General	)	29 March 2012
	)	Date

In the presence of:
	)	/s/ Lorraine Bowden
Signature of Witness	)
)
)
Name of Witness	)	LORRAINE BOWDEN
)
	)	29/3/2012
Date

SIGNED SEALED AND DELIVERED for	)	/s/ Edwin Cywinski
and on behalf of eco-Kinetics Pty Ltd (ABN) 56 123 950 256) in accordance with s127 of the Corporations Act 2001)
	)	Director signature
)
	)	Edwin Cywinski
	)	Print Name
)
	)	23/03/2012
	)	Date
)
	)	Secretary/Director signature
	)	/s/ CBD ENERGY LIMITED
)
	)	Print Name
)
Authorised signatory
Date 23/03/2012

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